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                                                                    EXHIBIT 99.1

                                FORM OF PROXY

                          REPUBLIC BANCSHARES, INC.

                       SPECIAL MEETING OF STOCKHOLDERS

         The undersigned hereby constitutes and appoints ____________________ and ___________________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of the $2.00 par value common stock (the "Bancshares Common Stock") of Republic Bancshares, Inc., a Florida corporation ("Bancshares"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Bancshares Stockholders to be held at _____________________________, on __________________, 1997, at ________,
Local Time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders, both dated ____________, 1997, the receipt of which is acknowledged in the manner specified below.

         1. MERGER. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of April 14, 1997 (the "Merger Agreement"), by and between F.F.O. Financial Group, Inc., a Florida corporation ("FFO"), and Bancshares pursuant to which (i) Bancshares will acquire all of the issued and outstanding common stock of FFO and FFO will merge (the "Merger") with and into Bancshares;
(ii) each share of the $.10 par value common stock of FFO ("FFO Common Stock") issued and outstanding at the effective time of the Merger (excluding shares held by FFO or any of its subsidiaries or by Bancshares or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters' rights) will be exchanged for 0.29 of a share (the "Exchange Ratio") of Bancshares Common Stock, unless the product of the Exchange Ratio and the Market Value (as defined in the Merger Agreement) of Bancshares Common Stock is below $4.10, in which case the Exchange Ratio will be increased to maintain such product at $4.10, but in no event will the Exchange Ratio be greater than 0.30.; and (iii) each outstanding option to purchase FFO Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into the right to acquire Bancshares Common Stock on substantially the same terms applicable to the FFO options.

                    FOR              AGAINST                ABSTAIN

         2. In the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.

                    AUTHORIZED                          NOT AUTHORIZED


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         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         Dated:                           , 1997
                                               ---------------------------
                                         Signature:
                                                   -----------------------------
                                         Signature:
                                                   -----------------------------
                                         (if held jointly)


  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF REPUBLIC BANCSHARES,
               INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.




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